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                                                                   Exhibit 10.40

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                               AGREEMENT OF LEASE

BETWEEN

                               SITQ INC.

For:                 SITQ INDUSTRIEL INC.,
                     ABRIM 14 INC.,
                     149855 CANADA INC.,
                     149856 CANADA INC.,

                               The Lessor

AND

                     H. POWER ENTERPRISES OF CANADA INC.

                               The Lessee

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                                TABLE OF CONTENTS

TITLES                                                                   PAGES

DEFINITIONS, INTENT AND INTERPRETATION.......................................1

LEASE AND DELIVERY OF LEASED PREMISES........................................6

RENT.........................................................................7

OPERATING EXPENSES AND REAL ESTATE TAXES.....................................7

TAXES........................................................................8

HEATING, VENTILATION AND AIR CONDITIONING....................................8

USE, MAINTENANCE AND REPAIR OF THE LEASED PREMISES AND OF THE
           COMMON AREAS......................................................8

LEASEHOLD IMPROVEMENTS......................................................10

INSURANCE...................................................................11

DAMAGE AND DESTRUCTION......................................................12

DAMAGES AND SANCTION........................................................13

EXPROPRIATION...............................................................13

SIGNS AND ADVERTISING.......................................................13

COMPLIANCE WITH LAWS AND INDEMNIFICATION....................................14

ASSIGNMENT AND SUBLEASE.....................................................14

SUBORDINATION AND ATTORNMENT................................................15

DEFAULT AND RECOURSE........................................................16

NOTICE......................................................................18

TERMINATION OF LEASE........................................................18

UNAVOIDABLE DELAY...........................................................18

MISCELLANEOUS PROVISIONS....................................................18

REGULATIONS.................................................................20

ENVIRONMENTAL MATTERS.......................................................20

LANGUAGE....................................................................22

SPECIAL PROVISIONS..........................................................22

SCHEDULES:

            SCHEDULE "A"      ENVIRONMENTAL QUESTIONNAIRE


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            SCHEDULE "B"      PLAN OF LEASED PREMISES

            SCHEDULE "C"      DESCRIPTION OF LAND ON WHICH THE IMMOVABLE IS
                              ERECTED

            SCHEDULE "D"      REGULATIONS

            SCHEDULE "E"      STANDARD RESOLUTION

                               AGREEMENT OF LEASE
                           SAINT-LAURENT / INDUSTRIAL

BETWEEN: SITQ INDUSTRIEL INC., ABRIM 14 INC., 149855 CANADA INC., 149856 CANADA INC., duly represented by their mandatary, SITQ INC., a duly constituted company, represented by Mr. Andre Girard, Vice President and Mr. Denis Perreault, Leasing Director, Industrial Division, duly authorized for the purposes hereof as they so declare;

            (hereinafter called the Lessor)

AND: H. POWER ENTERPRISES OF CANADA INC., a duly constituted company, represented by Frank Gibbard, duly authorized for the purposes hereof as he so declares and pursuant to the resolution annexed hereto in Schedule "E";

            (hereinafter called the Lessee)

                  THE PARTIES HEREBY MUTUALLY AGREE AS FOLLOWS:

                                    ARTICLE 1
                     DEFINITIONS, INTENT AND INTERPRETATION

1.1 Definitions - When used in the Lease, the following expressions and words shall have the meanings hereinafter set forth, unless the context indicates otherwise:

            1.1.1 Additional Rent: means all financial obligations of the Lessee other than the Minimum Rent.

            1.1.2       Commencement of the Lease: October 1st 1997.

            1.1.3 Common Areas: means all those interior or exterior areas and parts of the Immovable which, are not intended for the exclusive use of a lessee.


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            1.1.4       Contaminants and Hazardous Materials: have the meaning
                        attributed thereto in the Environmental Legislation and include any material which, because of its properties, presents a real or potential hazard to the environment or the health of users of the Immovable or of the Leased Premises.

            1.1.5 Environmental Legislation: means all federal, provincial or municipal legislative and regulatory environmental provisions, including, in all cases, any judgments, orders, notices, notices of offence, decrees, codes, rules, instructions, policies, guidelines and guides, authorizations, certificates of authorization, approvals, permits and licences issued by any authority having jurisdiction, the whole as amended from time to time ;


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            1.1.6       Fiscal Period: means the calendar year or any other
                        period which the Lessor may determine.

            1.1.7 Immovable: means the constructions erected on the land described in Schedule "C".

            1.1.8 Land: means all lots or parts of lots described in Schedule "C" of this Lease.

            1.1.9 Leasable Area of the Immovable: means the total area of all of the premises leased or intended for lease in the immovable.

            1.1.10 Lease: means this agreement and all its schedules as well as any modifications thereto.

            1.1.11 Leased Premises: means those premises leased by the Leasee and outlined in red on Schedule "B", having an approximate area of nine thousand (9,000) square feet, situated at 1069 Begin in the City of St. Laurent, Quebea.

            1.1.12      Lessee: means the Lessee or its successor.

            1.1.13 Lessor: means the owner of the immovable or its mandatary.

            1.1.14 Minimum Rent: means, during the Term, the annual Minimum Rent equal to SIXTY-NINE THOUSAND, THREE HUNDRED AND NINETY DOLLARS ($69,390.00) payable in equal, monthly and consecutive instalments of FIVE THOUSAND, SEVEN HUNDRED AND EIGHTY-TWO DOLLARS AND FIFTY CENTS ($5,782.50), in advance on the first day of each month representing SEVEN DOLLARS AND SEVENTY-ONE CENTS ($7.71) per square foot net net per annum.

            1.1.15 Operating Expenses: means all of the Lessor's expenses incurred (2) in the operation, administration, maintenance, repair, supervision and management of the immovable, including without limiting the following:

                        1.1.15.1 salaries, wages and costs related to fringe benefits and pension plan benefits of the employees of the Lessor engaged in the operation, administration, maintenance, repair, supervision and management of the immovable;

                        1.1.15.2 the reasonable rental value of the space occupied by the employees of the Lessor engaged in the operation, administration, maintenance, repair, supervision and management of the immovable, as well as of any space utilized or required in the immovable for the purposes of security, protection or other similar services;

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(1)   Provided that no change in the Fiscal Period result in the Lessee paying any amount in excess of the amount which it would have paid had the Fiscal Period not have been changed.

(2) without duplication or profit to the Lessor or any affiliates (as that term is defined in the Canada Business Corporation Act)


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                        1.1.15.3    the cost of all goods and services
                                    furnished, employed or utilized in the
                                    operation, administration, maintenance,
                                    repair, supervision and management of the Immovable and of the Common Areas;

                        1.1.15.4 the cost of works, replacements or of repairs made to the Common Areas or to the Immovable, except those relating to the structure of the Immovable which shall be paid by the Lessor, subject to article 7.3. The term "structure" means the foundations,(1) and the frame of the Immovable;

                        1.1.15.5 the Cost Of(2) modifications, improvements and additions to the Immovable and to the equipment thereof as well as the specialized equipment or services necessary for the establishment, in the Immovable, of energy conservation measures, when, in the opinion of the Lessor, these costs are likely to reduce the Operating Expenses of the Immovable, improve the welfare or the security of the lessees of the Immovable or are required by law;

                        1.1.15.6 the capital cost, calculated according to a method of depreciation determined by the Lessor, of work or of equipment required for the operation, administration, maintenance, repair, supervision, management, modification or improvement of the Immovable or the Common Areas or of energy conservation measures as well as interest, at the Prime Rate, on the undepreciated capital cost of all such items;

                        1.1.15.7 expenses incurred to redo, improve, modify or increase the insulation of the Immovable when, in the opinion of an expert in such matters, such expenses may reduce the cost of the electricity or gas consumed in the Leased Premises;

                        1.1.15.8 the cost of insurance premiums subscribed for by the Lessor in respect of the Immovable;

                        1.1.15.9 annual administrative fees of fifteen percent (15%) calculated on the total of the Operating Expenses.(3)

            1.1.16 Prime Rate: means the prime rate of the National Bank of Canada, plus(4).

                                  RIDER PAGE 3A

            1.1.15 Operating Expenses chargeable to the Lessee shall not include :

                        1) salaries and bonuses of officers and executives of the Lessor;

                        2) the costs of any work or service performed on an extra cost basis for any tenant of the Immovable to a materially greater extent or in a materially more

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(1)         the sub-floors, outer walls, structural columns and beams, common walls, floors (except floor coverings)

(2)         non-structural

(3)         See Rider Page 3A

(4)         two percentage points (2%)


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                                    favourable manner that furnished generally
                                    to the tenants or other occupants of the Immovable (including the Lessee);

                        3) the cost of any work or services performed for any facility other than the Immovable;

                        4) the cost and other Operating Expenses related to any additions to the Immovable after the original construction;

                        5) interest on debt or principal amortization payments or any other payments on any hypothec and rental or any other payments under any emphyteutic lease or other underlying lease;

                        6) any fees or costs incurred in procuring or attempting to procure other tenants including, but not necessarily limited to, finders' fees, attorneys' fees and expenses, entertainment costs and travel expenses;

                        7) any costs included in Operating Expenses representing an amount paid to a person, firm, corporation or other entity related (as defined in the Income Tax Act (Canada) to the Lessor which is in excess of the amount which would have been paid on an arm's-length basis in the absence of such relationship;

                        8) the costs of initial cleaning of, and rubbish removal from, the Immovable to be performed prior to final completion of any tenant's space;

                        9) attorney fees, costs and other expenditures incurred in connection with leasing disputes with other tenants or occupants of the Immovable or with other third persons and/or claims by such other tenants or occupants or third persons;

                        10) the cost of advertising or promoting for the Immovable;

                        11) taxes and insurance on tenant improvements in locations other than the Leased Premises;

                        12) the cost of curing any violation of any law, ordinance, or regulation applicable to the Immovable or remedying any environmental problem, unless such condition was caused by the Lessee.

            1.1.17 Proportionate Share: means the ratio of the area of the Leased Premises to the Leasable Area of the Immovable, which the parties have set as being NINETEEN PER CENT AND TWENTY-THREE HUNDREDTHS ( 19.23 % ); this percentage may vary in the event of a change of the area of the Leased Premises or of the Leasable Area of the Immovable.

            1.1.18 Real Estate Taxes: means all taxes or surtaxes that a local municipality or a school board imposes on an immovable or in respect of the immovable if the tax or surtax is imposed regardless of use, including interest on deferred payments and annual administration fees of fifteen percent (15%) calculated on the total of the Real Estate Taxes, but excluding tax on the income or on the capital of the Lessor and excluding any tax on real estate transfers.

            1.1.19      Rent: means the Minimum Rent and the Additional Rent.

            1.1.20 Taxes: means all governmental levies of whatever nature normally paid by lessees (for example, business and water taxes, G.S.T., Q.S.T.), whether they relate to the Leased Premises, to the contents thereof or to the business carried on therein.


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            1.1.21      Taxing Authority: means any governmental authority
                        authorized to impose taxes.

            1.1.22 Term: means the period commencing at the Commencement of the Lease and terminating at the Termination of the Lease.

            1.1.23      Termination of the Lease: September 30th 2000.

            1.1.24 Unavoidable delay: means a delay caused by circumstances (other than the financial situation of either of the parties) which are beyond the control of the Lessor or of the Lessee.

            1.1.25 Use of the Leased Premises: OFFICE, WAREHOUSE AND MANUFACTURE OF FUEL CELLS AND FUEL CELL COMPONENTS and for no other purposes.

1.2 Intent - It is the intention of the parties that the Lessor collect an entirely net rent. The Lessor shall not be liable for any costs of any nature whatsoever relating to the Leased Premises, which costs shall be entirely borne by the Lessee, except as expressly otherwise provided herein.

                                    ARTICLE 2
                      LEASE AND DELIVERY OF LEASED PREMISES

2.1 Inspection and Delivery of Leased Premises - The Lessee acknowledges having carefully inspected the Leased Premises and acknowledges to be entirely satisfied therewith. If such inspection has not been made, the Lessee undertakes to do so at the time of the delivery of the Leased Premises and to notify the Lessor, within(1) days of the said delivery, of any defects in the Leased Premises failing which, the Lessee shall be deemed to have taken delivery of the Leased Premises in a good state and to be satisfied therewith and shall acknowledge that the Lessor has discharged all of its obligations with respect to the preparation and delivery of the Leased Premises.(2)

2.2 Delay in the Leasehold Improvements of the Lessee - The Term shall in no way be affected, if the Lessor agrees that the Lessee undertake leasehold improvements for the Leased Premises and that same have not been completed prior to the Commencement of the Lease.

2.3 Delay in the Leasehold Improvements of the Lessor - The Term shall in no way be affected, if the Lessor agrees to undertake leasehold improvements for the Leased Premises and that same have not been completed prior to the Commencement of the Lease due to a reason attributable to the Lessee. If the delay is attributable to the Lessor, the Lessee may not claim any damages but the Commencement of the Lease shall be delayed by the number of days equal to the number of days for which the delay has occurred.(3)

2.4 Minor Deficiencies - The Leased Premises shall be deemed ready for delivery and consequently there shall be Commencement of the Lease notwithstanding uncompleted work, insofar as they do not significantly interfere with the use of the Leased Premises.

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(1)         thirty (30)

(2) Exceptions to the foregoing relate to latent or structural defects, as well as defects which cannot be determined within said thirty
            (30) day period as a result of the time of year when delivery of the Leased Premises is given to the Lessee (e.g. the heating system).

(3) Should the Lessor be unable to have completed the Initial Leasehold Improvements prior to the Commencement of the Lease, the Lessor covenants that the lease signed between the parties shall be entitled, therefore the Lessee shall be entitled to continue to occupy the temporary office space it presently occupies at 3300 Cote-Vertu, suite 204 until such time as the Lessor will have completed the Initial Leasehold Improvements.


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                                    ARTICLE 3
                                      RENT

3.1 The Rent shall be paid on the first day of each month, without compensation nor reduction and remitted at the office designated by the Lessor. Any adjustments for parts of months shall be made on a per diem basis.

                                    ARTICLE 4
                    OPERATING EXPENSES AND REAL ESTATE TAXES

4.1 Upon the Commencement of the Lease and thereafter prior to or at the beginning of each Fiscal Period, the Lessor shall estimate the amount of the Operating Expenses which will be incurred for the upcoming year. The Lessee shall pay the Lessor, on a monthly basis, an Additional Rent equal to one-twelfth (1/12th) of its Proportionate Share of such Operating Expenses. The Lessor has estimated the Operating Expenses for 1997 to be EIGHTY-SIX CENTS per square foot ($0.86/sq. ft.) per annum of the area of the Leased Premises.

4.2 At the end of each Fiscal Period, the Lessor shall remit to the Lessee a statement audited by an independent firm of chartered accountants indicating the actual Operating Expenses incurred for the said Fiscal Period. This statement shall bind the parties. If it is determined that the payments made by the Lessee are incorrect, the parties shall make the necessary adjustments.

4.3 Should the Fiscal Period be modified or should a part only of a Fiscal Period be comprised in the Term, the parties shall immediately make the necessary adjustments.

4.4 The Lessor may, during the course of the Fiscal Period, reevaluate its estimate of the Operating Expenses and, in such a case, the Additional Rent shall be adjusted accordingly.

4.5 During the course of each Fiscal Period, the Lessee shall pay its Proportionate Share of the Real Estate Taxes at such time indicated by the Lessor(1) and following the remittance of an invoice. The Lessor has estimated the Real Estate Taxes for 1997 to be ONE DOLLAR AND SIXTY-EIGHT CENTS per square foot ($1.68/ sq. ft.) per annum of the area of the Leased Premises.

4.6 Only the Lessor may contest the property evaluation of the Immovable as well as the collection or imposition of Real Estate Taxes. All costs associated with such contestation shall be included in the Operating Expenses and any reimbursement of Real Estate Taxes shall be credited to the Lessee.

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(1)         in two (2) instalments


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4.7         If, during the Term, the system of real estate taxation is modified or if in addition to or instead of the Real Estate Taxes a new tax or levy is imposed with respect to the Immovable, the words "Real Estate Taxes" shall include such new tax or levy.

                                    ARTICLE 5
                                      TAXES

5.1 The Lessee shall pay all Taxes when due. If the method of collecting such Taxes is altered so as to make the Lessor liable for payment thereof, the Lessee shall reimburse the Lessor on demand.

                                    ARTICLE 6
                    HEATING, VENTILATION AND AIR CONDITIONING

6.1 Heating - The Lessee shall ensure that the Leased Premises are adequately heated.

6.2 Services - The Lessee shall pay to the public utilities all costs relating to heating, gas, electricity, lighting and as well as all other services used by it in the Leased Premises.

6.3 Maintenance and Repair of Equipment - The Lessee shall retain at its expense the services of experts in order to repair, maintain or replace equipment and accessories necessary for the heating, ventilation and air conditioning, if any, of the Leased Premises. The Lessee shall provide the Lessor with a duly executed copy of the service contract with respect to the foregoing within thirty (30) days from the date of the signature of the Lease. The Lessor may, at its sole discretion, provide the repair and maintenance service for the equipment, and in such a case, the related expenses shall be included in the Operating Expenses.

                                    ARTICLE 7
                       USE, MAINTENANCE AND REPAIR OF THE
                     LEASED PREMISES AND OF THE COMMON AREAS

7.1 Use of the Leased Premises - The Lessee undertakes to use the Leased Premises with prudence and diligence. The Lessee undertakes not to disturb the peaceful enjoyment of the other lessees failing which the Lessee will be liable towards the Lessor and the other lessees for any damage that may result, whether such damage is caused by the Lessee's own fault, acts or omissions or by the fault, acts or omissions of persons it allows to use or to have access to the Leased Premises.

7.2         (1)


7.3 [Maintenance and Repair of the Leased Premises] - The Lessor shall not effect any work, replacement, repairs or maintenance in the Leased Premises, unless as expressly otherwise provided herein. Notwithstanding any law to the contrary, the Lessee shall undertake, without delay and at its expense, all such works, replacements, repairs, and maintenance of any nature whatsoever in order to keep the Leased Premises in a good state. The present provision includes the Lessee's obligations to pay for the works, replacements, repairs and maintenance relating to the structure of the Immovable when such are attributable to an act or omission of the Lessee or of any person the Lessee allows to use or to have access to the Leased Premises.

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(1)         The Lessee shall have the right to leave the Leased Premises vacant but shall respect all of its monetary obligations under the Lease until the Termination of the Lease.


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            The Lessee shall not effect in the Leased Premises, in the Immovable or in the Common Areas, such works, replacements, repairs and maintenance for which the Lessor is liable pursuant to the Lease or by law.

7.4 Inspection and Repairs - The Lessor may enter the Leased Premises at all times to examine their condition.(1) If the Lessee neglects to undertake the works, replacements, repairs and maintenance to which it is bound, the Lessor may, after having given five (5) days prior written notice, enter the Leased Premises and carry them out in the place and at the expense of the Lessee. The cost thereof, plus an administration fee equal to fifteen percent (15%), shall be paid by the Lessee as Additional Rent, subject to the rights and recourses of the Lessor pursuant to the Lease.

7.5 Notice of Defects - The Lessee(2) shall notify the Lessor within a reasonable delay of any defect or deterioration which is susceptible of damaging the Leased Premises, the Immovable or the Common Areas.

7.6 Use of the Common Areas - The Lessee may use the Common Areas with all others who are also entitled to use them

            The Lessor may at all times, (3) court authorization (4), change the form and the destination of the Immovable and of its Common Areas and carry out all works, replacements, repairs and maintenance which it deems necessary to ensure the conservation and the enjoyment of the Immovable and the Leased Premises. If the Lessor proceeds with such works, it shall ensure that the enjoyment of the Leased Premises is not materially diminished. If necessitated by the nature of the work, replacements, repairs or maintenance, the Lessor may, without court authorization, require the Lessee to vacate or be temporarily dispossessed of the Leased Premises; and in such a case, the Lessor shall compensate the Lessee.

7.7 Right of Access - If the Lessor deems it necessary to install in the Leased Premises some portions of the systems serving the Immovable, the Lessee shall authorize the Lessor to carry out such work without being compensated, provided that the enjoyment of the Leased Premises is not diminished(5).

(6)

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(1)         Such entry shall be preceded by at least twenty-four (24) hour notice, save in the event of an emergency, when no prior notice is necessary.

(2)         upon becoming aware of same,

(3)         with

(4)         and prior written notice

(5) and the Lessor compensated the Lessee for any damage caused to the Leased Premises or any property therein

(6)         7.8         The Lessor shall throughout the Term, subject to the
                        provisions of Section 7.3, Article 11 and Article 20 hereof, be responsible to effect in a timely and proper manner all repairs which are the responsibility of the Lessor as provided for in this Lease, and all repairs which are the consequence of the negligent act or omissions of the Lessor or those for whom the Lessor is responsible in law or things under the Lessor's custody.


                                       9
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                                    ARTICLE 8
                             LEASEHOLD IMPROVEMENTS

8.1 All of the leasehold improvements carried out in the Leased Premises shall be subject to the prior approval of the Lessor and to the following conditions:

            8.1.1 If the leasehold improvements are effected by the Lessor, the Lessee must pay all costs thereof on demand and an additional amount equal to fifteen percent (15%) as a coordination and supervision fee.

            8.1.2 If such leasehold improvements are effected by the Lessee, it shall, at its expense, under pain of suspension of the work, execute such work by contractors approved by the Lessor. Such contractors shall:

                        (a) furnish to the Lessor the plans and specifications of the proposed leasehold improvements; if the plans and specifications are approved, such leasehold improvements must be made in accordance with same(1);

                        (b)         obtain all required permits and
                                    authorizations;

                        (c) effect the leasehold improvements pursuant to instructions from the Lessor; and

                        (d) subscribe for liability insurance covering their activities in the Immovable for a minimum amount of three million dollars ($3,000,000).

            8.1.3 Should the Lessee carry out the leasehold improvements, it recognizes that it is not the mandatary of the Lessor and the Lessee also acknowledges that such leasehold improvements have been requested and carried out by it for its own benefit.

            8.1.4 Should the Lessee carry out the leasehold improvements, it shall pay to the Lessor a sum equal to five percent (5%) of the cost of such work to compensate the Lessor for the review and approval of the plans and specifications.

8.2 Any leasehold improvements, whether they have been effected by the Lessee or by the Lessor, prior to or during the Term, shall, upon their completion, become a part of the Leased Premises and shall be surrendered with the Leased Premises at the Termination of the Lease, without any compensation being due by the Lessor to the Lessee. Alternatively, the Lessor may require the Lessee to remove at Lessee's cost any(2), in such a case, the Lessee shall restore the Leased Premises to their original condition including repairs resulting from the normal aging of the Leased Premises.

            The Lessee may, at the Termination of the Lease, remove all movable property found on the Leased Premises, subject to the fulfilment of all of its obligations pursuant to the Lease. All movable property found on the Leased Premises after the Termination of the Lease(3), shall be deemed to have been abandoned and the Lessor may dispose of same at its sole discretion without compensation.

            (4)

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(1)         in all material respects

(2)         trade fixtures

(3) , which is not removed within ten (10) days following receipt of written notice to this effect

(4) At the expiration or earlier termination of the Term, the Lessee will have no obligation to restore the Leased Premises to any previous or base-building condition. For greater certainty, the Lessee shall have no obligation to remove the Initial Leasehold Improvements and, should the Lessor desire to remove any of same, all costs relating thereto shall be borne solely by the Lessor. Notwithstanding the foregoing, the Lessee shall be permitted to remove any of the Initial Leasehold Improvements, provided that the Lessee shall repair any damage caused by such removal.


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                                    ARTICLE 9
                                    INSURANCE

9.1 The Lessee shall, at its own expense and throughout the Term, keep in force:

                        (a) insurance coverage for public liability of business, covering the Leased Premises and the movable property located therein, for an amount equal to a minimum of THREE MILLION DOLLARS 03,000,000) for each occurrence or for any greater amount which the Lessor may reasonably request from time to time, which insurance must contain such guarantees as required by the Lessor;

                        (b) a broad form insurance coverage for all of the movable property located in the Leased Premises, and namely the leasehold improvements, for an amount equal to their replacement cost, without any deductions for depreciation, which insurance shall, in addition, have the following endorsements: replacement value and any other endorsements required by the Lessor;

                        (c) business interruption insurance "broad form" providing standard coverage of a minimum period of TWELVE (12) months, in such amount to compensate the Lessee for all loss of earnings and for additional expenses attributable namely to the perils to be insured against pursuant to sub-paragraphs
                                    (a), (b) and (c) mentioned above, which
                                    insurance shall also include such
                                    endorsements as required by the Lessor;

                        (d) all other insurance which the Lessor may reasonably require from time to time.

9.2         All insurance policies shall satisfy the following conditions:

                        (a) they shall be subscribed with insurers acceptable to the Lessor; and

                        (b) they shall provide that they will not be permitted to lapse or be modified unless the insurer gives the Lessor a prior written notice of at least thirty (30) days to that effect.

9.3         Increase in Risk - The Lessee shall:

                        (a) not do anything which increases the risk of fire and the insurance premium rates for the Immovable;

                        (b) comply with the requirements of the Lessor's insurers or of any associations of insurers having jurisdiction in such matters; and

                        (c) not keep dangerous materials in the Leased Premises unless same are required for its business and, in such case, in such quantities as are permitted by the Lessor's insurance policies, failing which the Lessee shall pay to the Lessor any resulting increase of the insurance premiums.

9.4 Certificates - The Lessee shall furnish the Lessor with certificates of insurance at least ten (10) days prior to taking possession of the Leased Premises and thereafter, within ten (10) days of the renewal thereof. If the Lessee fails to subscribe for the insurance for which it is

----------

            permitted to remove any of the Initial Leasehold Improvements, provided that the Lessee shall repair any damage caused by such removal.

            bound, the Lessor(1) may do so in the name of the Lessee and in such event, all premiums paid by the Lessor shall be reimbursed by the Lessee.

9.5 Notwithstanding the fact that the Lessee pays its Proportionate Share of the Lessor's insurance premiums, the Lessee acknowledges that it shall not be a co-insured, that it shall not have any insurable interest in the policies and that it shall remain liable for any damage that might be caused by its fault, acts or omissions or those of the persons the Lessee allows to use or to have access to the Leased Premises. The Lessor or its insurers shall not waive their right to claim from the Lessee any damage that the Lessee is responsible for under the Lease or the law.

9.6 Lessor shall, at all times throughout the Term, carry all-risks property insurance on the Immovable and comprehensive boiler and machinery insurance on the equipment contained therein and owned by the Lessor, in such reasonable amounts and with such reasonable deductions as would be carried by the prudent owner of a reasonably similar building having regard to size, age and geographical location.

                                   ARTICLE 10
                             DAMAGE AND DESTRUCTION

10.1 Destruction of Leased Premises - Should the Leased Premises(2) be damaged by a loss covered by the Lessor's insurance,(3) the Lessor shall notify the Lessee, by way of written notice transmitted within thirty (30) days of such loss, that the Leased Premises are:

            10.1.1 wholly uninhabitable or that their utilization is dangerous and cannot be reasonably repaired within one hundred and eighty (180) days following the loss, as the case may be, either party may resiliate the Lease with retroactive effect to the date of the loss(4);

            10.1.2 wholly uninhabitable or that their utilization is dangerous but are reasonably reparable within one hundred and eighty (180) days following the loss, then, in such a case(5), the payment of Rent shall abate from the date of the loss until such time that the Leased Premises are repaired and ready to be occupied by the Lessee;

            10.1.3 reasonably reparable within one hundred and eighty (180) days following the loss and are partly usable in the interim; then, in such a case, payment of Rent shall abate, with respect to the unusable area, from the date of the loss until such time that the damages have been substantially repaired.

(6)

10.2 No Obligation to Rebuild - The Lessor shall not have the obligation to repair or rebuild the Immovable, the Leased Premises or their contents(7).

----------

(1)         , subject to Section 17.1 (a) (iii),

(2)         or access thereto or egress therefrom,

(3) to the extent that the Lessee shall no longer be able to carry on its business.

(4) by written notice given to the other party within twenty (20) days of receipt of the aforesaid notice. If neither party reiliates the Lease within such period, Lessor shall be obliged to repair, replace or reconstruct the Leased Premisis in an expeditious and diligent manner

(5) the Lessor shall repair, replace or reconstruct the Leased Premises in an expeditious and diligent manner

(6) For the purpose of this Section 10.1, the term "uninhabitable" shall include the situation where access to or egress from the Leased Premises are materially adversely affected, whether or not the Leased Premises itself are damaged or destroyed.

(7) , unless the loss can reasonably be repaired within one hundred and eighty (180) days following the loss

                                   ARTICLE 11
                              DAMAGES AND SANCTION

11.1 Liability of the Lessee - The Lessee shall be liable for damages caused by its fault,(2) acts or omissions or of those of such persons for whom(3). The Lessee shall hold the Lessor harmless from any claim made by any person following such damages.

11.2 Non Liability of the Lessor - The Lessor shall not be liable for damages occurring inside or outside the Leased Premises resulting from any cause whatsoever, unless such damages are to the fault(4) of the Lessor(5). The Lessor shall not be liable for damages suffered by the Lessee resulting from the fault, acts or omissions attributable to a lessee or a third party even if such lessee or third party is a person whom the Lessee or another lessee of the Immovable allows to use or to have access to the Leased Premises.

11.3 Limited Liability - Even if the damages are directly attributable to the fault of the Lessor, its liability shall extend only to the movable property and to the ordinary fixtures of the Lessee located in the Leased Premises and shall not extend to documents and securities.

11.4 Sanction - Unless otherwise stipulated in the Lease, the Lessee shall not in any case have the right to a reduction of Rent or to the resiliation of the Lease, even if the damage suffered by the Lessee is attributable to the fault, an act or an omission of the Lessor or of the other lessees or occupants of the Immovable. Nevertheless, the Lessee may, where a court grants it, obtain from the Lessor compensation resulting from damages directly attributable to the fault of the Lessor.

                                   ARTICLE 12
                                  EXPROPRIATION

12.1 Resiliation of the Lease - In the case of an expropriation or of a taking of possession ("Expropriation") which, according to the Lessor, renders the Immovable or the Leased Premises unusable,(6) may terminate the Lease from the date of the Expropriation by way of a written notice to the(7) Lessee. The Lessee may claim any damages from the expropriating party and not from the Lessor. The Lessor is not obligated to contest the Expropriation.

                                   ARTICLE 13
                              SIGNS AND ADVERTISING

13.1 Consent of the Lessor - Any sign or notice visible from the exterior of the Leased Premises shall be approved by the Lessor. The Lessee shall repair at its expense any damage which may be caused by their installation or removal.

--------

1) In any event, should the Leased Premises not have been substantially completed, repaired or rebuilt within two hundred and forty (240) days of the damage or destruction, the Lessee shall have the right to terminate the Lease on thirty (30) day notice sent to the Lessor.

(2)         negligent

(3)         it is responsible in law

(4)         negligent act or omission

(5) , or those for whom the Lessor is responsible in law. Subject to the foregoing,

(6)         either party

(7)         other party

                                   ARTICLE 14
                    COMPLIANCE WITH LAWS AND INDEMNIFICATION

14.1 Compliance with Laws and Regulations - The Lessee shall comply with all laws and regulations governing the business conducted in the Leased Premises. The Lessee shall carry out any changes to the Leased Premises or to the business conducted therein which may be legally required by the competent authorities, failing which, the Lessor, after having given written notice to the Lessee, may make such changes in its place and at its expense. The Lessee shall indemnify the Lessor against any penalty payable by the Lessor resulting from the Lessee's breach to comply with the present article, including all related expenses and legal fees incurred by the Lessor.

                                   ARTICLE 15
                             ASSIGNMENT AND SUBLEASE

15.1 Mandatory Consent of the Lessor - The Lessee shall not assign the Lease or sublet the Leased Premises in whole or in part, nor suffer a portion or all of the Leased Premises to be utilized by another person without the written consent of the Lessor, which consent may not be withheld without a serious reason.

15.3 Information to be provided - If the Lessee wishes to sublet the Leased Premises or assign the Lease, it shall provide the Lessor with the following information:

            15.3.1 the name, address and telephone number of the proposed sublessee or assignee or in the case of a change in the effective control of a corporation, a company, a general partnership, a limited partnership or an undeclared partnership the names, addresses and telephone numbers of the senior executives of a corporation, a company, a general partnership, a limited partnership or an undeclared partnership acquiring the control thereof;

            15.3.2 references from banks and other credit organizations, financial statements (if available) and any other information relating to commercial experience which the Lessor may reasonably require for the purposes of its evaluation;

            15.3.3 if the sublessee or the assignee is a corporation, a company, a general partnership, a limited partnership or an undeclared partnership, the constituting documents or declarations thereof, as the case may be; and

            15.3.4      the agreement of sublease or assignment.

15.4 Justified Refusal - The Lessor may refuse the sublet or the assignment, for any serious reason, including the following:

            15.4.1      failure to provide the required information pursuant to
                        section 15.3;

            15.4.2      ;

            15.4.3 the poor reputation or precarious financial situation of the sublessee or the assignee;

            15.4.4 should the Lessor be of the view that the sublessee or the assignee has the intention to modify the use of the Leased Premises or may carry out activities which may cause injury to the Lessor.

15.5 Answer of Lessor - Within thirty (30) days from the receipt of the information and documents requested, the Lessor shall notify the Lessee whether it has accepted or refused the sublease or the assignment and shall stipulate the reasons therefor or may choose to:

            (i) resiliate the Lease from the fifteenth (15") day of the date of the Lessor's notice, in which case the Lessee may desist from its request to sublet or to assign the Lease within such fifteen (15) day delay; or

            (ii) require that the sublessee or the assignee execute a new lease to which the Lessee shall intervene as guarantor of all of the obligations of the lessee pursuant to such new lease.

15.6 Solidarity - Where the Lease is assigned, the Lessee's liability shall remain solidary with the assignee for all of the Lessee's obligations pursuant to the Lease so that the Lessor may compel the Lessee to observe all of the obligations of the Lease as if no assignment had occurred.

15.7 Default of the Lessor - Should the Lessor fail to perform its obligations for which it is bound to the Lessee, the sublessee may not exercise the rights and remedies of the Lessee against the Lessor.

15.8 Default of the Sublessee - Should the sublessee fail to perform its obligations and therefore causes damage to the Lessor or to the other lessees or occupants of the Immovable, the Lessor may apply for the resiliation of the sublease.

15.9 Expenses of the Sublease or the Assignment - If the sublease or the assignment is accepted, the Lessee shall reimburse the Lessor for the related administrative expenses in the amount of [three hundred and fifty dollars ($350)] which shall be payable by certified cheque and shall be remitted at the time of signature of the agreement of sublease or of assignment.

15.10 Approval of Signs - The Lessee shall not place any signs or notices announcing that it wishes to assign the Lease or sublet the Leased Premises if same is visible from the exterior thereof(1).

                                   ARTICLE 16
                          SUBORDINATION AND ATTORNMENT

16.1 Assignment by the Lessor - In the event of the sale of the Immovable or the assignment by the Lessor of the Lease in favor of a third party (the "Assignee"), the Lessor shall be released of all of its(2) obligations towards the Lessee, subject to the condition that such obligations be assumed by the Assignee.

16.2 Subordination - All of the Lessee's rights under this Lease shall be subordinate to those of any creditor holding a charge against the Immovable or of any other Assignee of the Lessor's rights under this Lease. The Lessor shall ensure that the Lessee's rights pursuant to this Lease are not thereby affected.

16.3 Signature of Documents - The Lessee shall sign any document and shall do all things required by the Lessor in order to subordinate the Lease to any charge to which the Immovable is or may be subject.

----------

(1)         without first having obtained the prior consent of the Lessor.

(2)         future

                                   ARTICLE 17
                              DEFAULT AND RECOURSE

17.1        A default shall occur in the following cases:xxx

                        (a) if the Lessee does not fulfil any of its obligations pursuant to the Lease and if this default continues:

                        (i) in the case of a pecuniary obligation, for more than five (5) days following the receipt by the Lessee of a written notice from the Lessor;

                        (ii)        in all other cases, for more than fifteen
                                    (15) days following the receipt of a written notice from the Lessor (unless the default cannot be remedied within said delay, in which case the Lessee shall have commenced to remedy the default within the prescribed delay and to continue to do so with diligence) or within a shorter delay stipulated in the Lease (the latter delay taking precedence);

                        (b) if the Lessee is party to bankruptcy or dissolution proceedings or loses control of the property located in the Leased Premises;

                        (c)         if the Lessee makes a sale of an
                                    enterprise(1)I or if the property located in the Leased Premises is seized and that a release thereof is not obtained within fifteen (15) days.

            The sole lapse of time with respect to the delays mentioned above or with respect to any other delay referred to in the Lease shall have the effect of putting the Lessee in default.

            In the event of a default, the Lessor may, notwithstanding any law to the contrary and subject to its other rights and remedies provided by the Lease or by law:

----------

(1)         (other than pursuant to an assignment or sublet permitted hereunder)

                        (d) enter into the Leased Premises and remedy the default on behalf of and at the expense of the Lessee and recover from the Lessee all damages suffered by the Lessor, including all expenses incurred by it, whether such expenses result directly from the default;

                        (e)         resiliate the Lease without legal
                                    proceedings.

17.2 Consequences of the Resillation - If the Lessor resiliates the Lease pursuant to the present article then:

                        (a) the Lessee shall immediately leave the Leased Premises, failing which the Lessor may: enter the Leased Premises, as mandatary of the Lessee, re-let them for the duration of the Term and on conditions which the Lessor may determine at its discretion, collect the Rent, take possession, as mandatary of the Lessee, of all movable property located in the Leased Premises and, in such a case, store the movable property at the cost and risk of the Lessee or sell or assign it in such manner as the Lessor deems appropriate without notice to the Lessee; make modifications to the Leased Premises in order to facilitate their re-letting; apply the proceeds of any sale or re-letting to the payment of all expenses incurred by the Lessor in connection with such re letting or of such sale and of any other debt of the Lessee towards the Lessor and, lastly, to the payment of Rent in arrears or of Rent to become due. The Lessee shall remain liable to the Lessor for any deficiency;

                        (b) the Lessor shall have the right to recover from the Lessee all damages suffered by the Lessor and all expenses incurred by same including the Rent to be due until the Termination of the Lease as liquidated damages;

                        (c) should the resiliation of the Lease result from the Lessee's bankruptcy or insolvency, the Lessor may recover arrears of Rent for a period of three (3) months preceding the bankruptcy and of three (3) months' Rent in advance following the bankruptcy.

17.3 Waiver - Should the Lessor have served a notice of resiliation of the Lease, the Lessee may not avoid such resiliation by curing the default, notwithstanding any law or custom to the contrary.

17.4 Indemnity - Should the Lessor retain the services of legal counsel in connection with the nonperformance of the Lessee's obligations under this Lease, the Lessee shall pay to the Lessor the judicial fees.

17.5 Guarantee of Performance - The Lessee hereby deposits with the Lessor the sum of SIXTEEN THOUSAND, FOUR HUNDRED AND FORTY-SEVEN DOLLARS AND EIGHTY CENTS ($16 447.80), EIGHT THOUSAND, SEVEN HUNDRED AND SIXTY DOLLARS AND THIRTY CENTS ($8,760.30) of which as a prepaid Rent payment for the first month of the Term, including G.S.T. and Q.S.T., and SEVEN THOUSAND, SIX HUNDRED AND EIGHTY-SEVEN DOLLARS AND FIFTY CENTS ($7,687.50) of which as a security deposit to guarantee the fulfillment of the Lessee's obligations contained in the Lease. This security deposit may be used by the Lessor(1) in order to cure any of the Lessee's defaults and in such a case, the Lessee shall be bound to furnish the Lessor with a new security deposit, by remitting without delay an amount equal to the sum used. If at the Termination of the Lease the Lessee is not in default pursuant to the Lease and if the Lessor has not used the security deposit to cure a default, this security deposit or any part thereof shall be reimbursed to the Lessee. This security deposit is not deemed to be a prepayment of Rent. The Lessee, by signing these presents, expressly

----------

(1)         , following the expiration of all delays provided for in Section
            17.1,
            acknowledges that no declaration guaranteeing the reimbursement of this security deposit has been made other than in accordance with the provisions of this article.

                                   ARTICLE 18
                                     NOTICE

18.1 Any notice under this Lease shall be sent by registered mail or by telecopier transmission or delivered in person at the addresses indicated below. The Lessor reserves the right to change its address.

            Notices sent by registered mail and delivered in person shall be deemed to have been received the day of its reception and those sent by telecopier transmission to have been received(1) its transmission. The Lessee elects domicile in the Leased Premises for all purposes relating hereto.

            Lessor's address                Lessee's address

            SITQ INC.                       H. POWER ENTERPRISES OF CANADA INC.
            3300 Cote Vertu                 1069 Begin
            Suite 400                       St-Laurent, Quebec
            St-Laurent, Quebec              H4R 1V8
            H4R 2137
            Telecopier: (514) 333-1313      Telecopier : (514) _________________
                                            (2)

                                   ARTICLE 19
                              TERMINATION OF LEASE

19.1 Unless an option to renew the Lease has been granted to the Lessee, the occupation of the Leased Premises by the Lessee after the Termination of the Lease shall not have the effect of extending or of expressly or tacitly renewing the Lease. If the Lessee continues to occupy the Leased Premises after the Termination of the Lease, the Lessor may require the eviction of the Lessee or may permit the Lessee to continue to occupy the Leased Premises pursuant to a monthly lease in consideration of a monthly Minimum Rent which is(3) greater than the last monthly Minimum Rent of the Term, the other terms and conditions of the Lease remaining the same.

                                   ARTICLE 20
                                UNAVOIDABLE DELAY

20.1 Except for the payment of an amount of money, the parties shall not be deemed to be in default of the performance of any obligation under this Lease if they are prevented from so doing by Unavoidable Delay; any period of time for the performance of such obligation shall be extended accordingly. The parties shall respectively notify each other of the cause, the probable duration and the effect of any Unavoidable Delay.

                                   ARTICLE 21
                            MISCELLANEOUS PROVISIONS

21.1 Modification of Lease - Any modification of the Lease shall be valid only if expressly agreed to in writing by the Lessor and the Lessee.

----------

(1)         upon confirmation of receipt of

(2)         copies of default notices to be forwarded to head office:
            H. POWER ENTERPRISES INC.
            60 Montgomery Street
            Belleville, New Jersey  07109

(3)         twenty-five percent (25%)

21.2 Performance by Third Party - A third party may not acquire any rights under this Lease by the performance of any obligation to which the Lessee is bound.

21.3 Declaration of Intent - In this Lease, it is intended to give to words or expressions their wider meaning, unless the context dictates otherwise.

21.4 Absence of Waiver - The fact that one or the other party has not exercised any of its rights hereunder shall not constitute a waiver thereof.

21.5 Cancellation of Previous Agreements - This Lease represents the entire agreement between the parties in connection with the Leased Premises. It replaces all previous documents and discussions between the parties.

21.6 Successors and Assigns - The Lease shall bind the successors and assignees of the parties.

21.7 Brokerage Commission - Any brokerage commission with respect to this Lease shall be borne exclusively by the Lessee who shall indemnify the Lessor against any claim with respect thereto, unless the Lessor has bound itself in writing to pay a commission.

21.8 Access to the Leased Premises - During the last(1) months of the Term, the Lessor may exhibit the Leased Premises during business hours to persons interested in leasing the Leased Premises. During the Term, the Lessee may exhibit the Leased Premises at any time during business hours to any broker, purchaser or evaluator. The Lessor shall exercise its right in a reasonable manner.

21.9 Cumulative Rights - The rights of the Lessor(2) are cumulative and not exclusive.

21.10 Undertaking to Cooperate - The parties undertake to sign all documents and to take all necessary or desirable steps to give effect to these presents.

21.11 Publication of Rights - The Lessee may register the Lease by summary only, to the extent that such summary does not refer to any financial terms and conditions and that the prior approval of the Lessor has been obtained. The Lessee shall pay the cost of registration and shall provide the Lessor with one (1) registered copy of the summary. The Lessee will, at the Termination of the Lease, cause the registration of the summary to be canceled at its expense, failing which the Lessor(3) may do so at the Lessee's expense.

21.13 Partial Invalidity - All of the parts of this Lease are divisible. If for any reason whatsoever a provision thereof is judged to be illegal or unenforceable, the other provisions of the Lease shall remain in effect mutatis mutandis.

21.14 Interpretation - In this Lease, unless the context dictates otherwise, the masculine includes the feminine and the singular includes the plural and the words "herein above" and "these presents" as well as similar words or expressions shall refer to the Lease in its entirety.

----------

(1)         six (6)

(2)         and the Lessee

(3)         , following the expiration of five (5) days notice to Lessee

21.15 Laws - The Lease shall be governed by the laws of the province of Quebec(1) and the parties shall take all proceedings in the court of jurisdiction for the judicial district of Montreal.

21.16 Late Payments - The acceptance by the Lessor of any ante-dated cheque or of any late payment shall be considered as a means of collection only, subject to the rights of the Lessor pursuant to these presents. Any sums unpaid by the Lessee(2), shall bear interest at the Prime Rate.

21.17 Partial payment of Rent - The payment by the Lessee of an amount inferior to the Rent, shall not be deemed to be an acknowledgment of total payment of the Rent and the Lessor shall be deemed to have accepted such payment as partial payment without prejudices to or under reserve of the Lessor's rights and recourses in order to recover the balance due.

21.18 Solidary Liability - Should the Lease be signed by several persons their liability shall be solidary so that each of them shall be liable for all of the obligations of the Lessee under this Lease.

21.19 Titles - The titles and the numbering of the articles have been inserted as a matter of convenience and shall not be used to interpret the text thereof.

21.20 Protection of Information - The Lessee specifically authorizes the Lessor to collect (and to establish a file, if the Lessor so wishes) all information on the Lessee , including the solvency of the Lessee which may be relevant or necessary for the execution of the Lease. To this end, any person, including personal information agents (credit bureaus), banks, sub-contractors and suppliers, having such information are, by these presents, authorized to give such information to the Lessor during the Term and subsequently thereto if necessary.

21.21 Understanding of the Lease - Notwithstanding that the Lease was drawn up and submitted by the Lessor, the Lessee acknowledges that it has negotiated the Lease, that it understands all of its provisions and that the Lessor has given the Lessee adequate explanations as to the nature and extent of the Lease.

                                   ARTICLE 22
                                   REGULATIONS

22.1 The Lessee shall observe the regulations respecting the use of the Immovable and of the Common Areas, which are annexed hereto as Schedule "C", as such regulations may be modified by the Lessor, to the extent that they are not in contradiction with the Lease. The regulations may differ depending on the type of business located in the Immovable but may not be discriminatory.

                                   ARTICLE 23
                              ENVIRONMENTAL MATTERS

23.1 During the Term, the Lessee agrees to respect the Environmental Legislation and comply therewith promptly at its expense and to immediately notify the Lessor of any release and discharge and presence inside or outside the Leased Premises of any Contaminants and Hazardous Materials which are in breach of the Environmental Legislation.

----------

(1)         and the laws of Canada applicable therein

(2)         or the Lessor, as the case may be,

            The Lessee is liable for any damage whatsoever caused in or to the Immovable or the Leased Premises as a result of non-compliance with the Environmental Legislation, which damage may also entail the termination of the Lease.

            Notwithstanding anything to the contrary, the Lessee undertakes to save and hold harmless the Lessor, its representatives, agents or employees from any claims, losses, costs, fees, expenses, damages for bodily injury, moral damages, property damages, actions, suits or proceedings arising from or attributable to Lessee's act, refusal, negligence or omission to comply with the Environmental Legislation. (1)

----------

(1) The foregoing provisions of this Section 23.1 shall apply, "mutatis mutandis," to the Lessor's obligations to respect the Environmental Legislation.

                                   ARTICLE 24
                                    LANGUAGE

24.1 The Parties specifically declare that they have requested the present lease and all documents relating thereto to be drawn up in the English Language. Les Parties declarent qu'elles ont demande que le present Bail et tout document s'y relatant soient rediges en anglais.

                                   ARTICLE 25
                               SPECIAL PROVISIONS

25.1        LEASEHOLD IMPROVEMENTS

            The Lessor declares that at the commencement of the Lease, all utilities and services such as heating, air conditioning, if any, electricity and doors shall be properly functional(1).

            The Lessee declares that it has examined the Leased Premises and that it is satisfied and content therewith. The Lessee agrees and covenants to take the Leased Premises "AS IS", in their present state and condition, save and except for leasehold improvements (hereinafter referred to as "Initial Leasehold Improvements") which shall be performed by the Lessor, at its cost, in accordance with final plans to be prepared by the Lessor and approved by both parties(2). The cost of the Leasehold Improvements, including the cost for all base building items, the cost incurred by the Lessor to have the final plans prepared, the administration, supervision, design and professional fees are estimated at ONE HUNDRED AND SIXTY THOUSAND DOLLARS ( $ 160,000.00) excluding G.S.T. and G.S.T.

            Notwithstanding anything contained in this article, the Lessor's liability for the cost of the Initial Leasehold Improvements shall not exceed ONE HUNDRED THOUSAND DOLLARS ( $ 100,000.00 ) excluding G.S.T. and Q.S.T., any sum in excess thereof being the responsibility of the Lessee.

25.2        OPTIONS TO RENEW

            First Option

            Provided the Lessee is not or has not at any time been in default pursuant to the Lease, the Lessor shall grant to the Lessee a first option to renew the Lease. ((hereinafter called "First Option") for an additional period of ONE (1) year, commencing on the date of the Termination of the Lease and ending ONE (1) year later, provided the Lessee notifies the Lessor of such intention in writing by registered or certified mail at least SIX (6) months prior to the Termination of the Lease, failing which, the First Option shall become null and void and of no legal effect whatsoever. In the event of the Lessee exercising the First Option, all terms and conditions of the Lease shall remain in effect for the renewal period, save that:

            (i) The Minimum Rent shall be at a rate equal to the then current market value for comparable space in the Building in which the Leased Premises are located;

            (ii) The Lessor shall not be obliged to execute any leasehold improvements in the Leased Premises.

            Second Option

----------

(1) Should same not be the case, all costs relating to the remedying of this situation shall be borne solely by the Lessor.

(2) , and save for any latent or structural defects, which shall be remedied by Lessor at its sole cost

            Provided the Lessee has exercised the First Option and provided it shall not at any time be in default pursuant to the Lease, the Lessor shall grant to the Lessee a second option to renew the Lease (hereinafter called "Second Option") for an additional period of ONE
            (1) year, commencing on the date of the expiration of the First Option and ending ONE (1) year later, provided the Lessee notifies the Lessor of such intention in writing by registered or certified mail at least SIX (6) months prior to the expiration of the First Option, failing which, the Second Option shall become null and void and of no legal effect whatsoever. In the event of the Lessee exercising the Second Option, all terms and conditions of the Lease shall remain in effect for the second renewal period, save that:

            (i) The Minimum Rent shall be at a rate equal to the then current market value for comparable space in the Building in which the Leased Premises are located;

            (ii) The Lessor shall not be obliged to execute any leasehold improvements in the Leased Premises.

            Third Option

            Provided the Lessee has exercised the Second Option and provided it shall not at any time be in default pursuant to the Lease, the Lessor shall grant to the Lessee a third option to renew the Lease (hereinafter called "Third Option") for an additional period of ONE
            (1) year, commencing on the date of the expiration of the Second Option and ending ONE (1) year later, provided the Lessee notifies the Lessor of such intention in writing by registered or certified mail at least SIX (6) months prior to the expiration of the Second Option, failing which, the Third Option shall become null and void and of no legal effect whatsoever. In the event of the Lessee exercising the Third Option, all terms and conditions of the Lease shall remain in effect for the third renewal period, save that:

            (i) The Minimum Rent shall be at a rate equal to the then current market value for comparable space in the Building in which the Leased Premises are located;

            (ii) The Lessor shall not be obliged to execute any leasehold improvements in the Leased Premises.

            Fourth Option

            Provided the Lessee has exercised the Third Option and provided it shall not at any time be in default pursuant to the Lease, the Lessor shall grant to the Lessee a fourth option to renew the Lease (hereinafter called "Fourth Option") for an additional period of ONE
            (1) year, commencing on the date of the expiration of the Third Option and ending ONE (1) year later, provided the Lessee notifies the Lessor of such intention in writing by registered or certified mail at least SIX (6) months prior to the expiration of the Third Option, failing which, the Fourth Option shall become null and void and of no legal effect whatsoever. In the event of the Lessee exercising the Fourth Option, all terms and conditions of the Lease shall remain in effect for the fourth renewal period, save that:

            (i) The Minimum Rent shall be at a rate equal to the then current market value for comparable space in the Building in which the Leased Premises are located;

            (ii) The Lessor shall not be obliged to execute any leasehold improvements in the Leased Premises;

            (iii)       The present option shall cease to remain in force.

25.3        LESSOR'S ENTRY

            In all instances in this Lease where the entry by the Lessor into the Leased Premises is provided, the Lessor, its agents or representatives shall provide the Lessee with not less than twenty-four (24) hour advance written notice (unless longer notice is provided for elsewhere in the Lease) in each instance prior to its entry upon the Leased Premises, except in the cases of emergency or routine janitorial service. In cases of emergency, the Lessor shall use its best efforts to notify the Lessee prior to entering upon the Leased Premises.

25.4        LESSEE'S ACCESS TO LEASED PREMISES

            The Lessee shall be allowed full access to the Leased Premises and the use of all services in respect thereof at all times, seven (7) days per week, twenty-four (24) hours per day, the whole at no additional cost to the Lessee.

25.5        LESSOR'S OBLIGATIONS TO OPERATE

            The Lessor covenants and aggress throughout the Term of the Lease, it will operate the Immovable in a first class manner and will maintain and keep in good order and repair, the Common Areas, including, without limitation, the parking area, and will keep it properly drained and free of ice and snow and in suitable condition for the purposes of the Lessee and other tenants of the Immovable and their employees, customers and suppliers at all times as may be required for the purposes of business operations of the Immovable.

25.6        LESSOR'S OBLIGATION TO PERFORM WORK

            Notwithstanding anything contained in the Lease, and subject to the Lessee's obligations contained in article 7.3, in the event that any statute, by-law, law, ordinance, regulation, order or requirement of law or any insurance advisory body requires work of a structural nature to be made to the Leased Premises, same shall be performed by the Lessor at its sole cost and expense.

Signed in the City of Saint-Laurent,

This 23rd day of September 1997.

                                            SITQ  INC.
                                    for:
                                            SITQ INDUSTRIEL INC.,
                                            ABRIM 14 INC.,
                                            149855 CANADA INC.,
                                            149856 CANADA INC.,


                                            By: /s/ Andre Girard
---------------------------                     --------------------------------
Witness                                         Andre Girard


                                            By: /s/ Denis Perrault
---------------------------                     --------------------------------
Witness                                         Denis Perreault

Signed in the City of New Jersey

This 15th day of September 1997.

                                            H. POWER ENTERPRISES OF CANADA INC.


                                            By: /s/ Frank Gibbard
---------------------------                     --------------------------------
Witness                                         Frank Gibbard

                                            By:
---------------------------                     --------------------------------
Witness

                                  SCHEDULE "A"

                           ENVIRONMENTAL QUESTIONNAIRE

(The following questionnaire must be completed and signed by the Lessee)

           COMPANY NAME:                     H. POWER ENTERPRISES OF CANADA INC.
           TENANT NUMBER:                    2350-50-1069-11

Person responsible for environmental risks:         Dr. Alan Attia

Telephone No.:  Office:     973-450-4400           Residence: 973-473-4090
                            Ext. 449

GENERAL INFORMATION

A)          Describe the business activities carried on in the Leased Premises.

            Research and Development Activities in the area of fuel cell technology development in support of anticipated future manufacturing requirements.

B) Will the business activities to be carried on in the Leased Premises entail the use of Contaminants and Hazardous Materials? If so, describe them.

            Materials to be used in the above described activities are not considered to be hazardous or contaminants. Lab quantities of Hydrogen and other gasses will be present in approved storage containers.

C) Indicate the approximate amounts of Contaminants and Hazardous Materials which will be generated, monthly or annually, in the Leased Premises.

            Storage cylinders of Hydrogen up to 10 will be in the facility under approved storage methods.

D) How do you intend to store the Contaminants and Hazardous Materials described in C)?

            Material storage will have the required isolation of material and proper securing of storage tanks,.

E) How will you dispose of the Contaminants and Hazardous Materials generated in the Leased Premises by your business and who will be the carrier?

            The Hydrogen will be consumed in the fuel cell process. No contaminants are generated in the process.

Cont'd / Questionnaire / Page ii

F) Will the business activities to be carried on in the Leased Premises require that you obtain any certificate of authorization, permit or environmental approval? If so, give details and attach your certificate.

            It is not anticipated that any environmental permitting will be required at this time. Should the nature of the activity change in the future the appropriate permits will be obtained at that time.

G) Will the business activities to be carried on in the Leased Premises entail the discharge of Contaminants and Hazardous Material in the water system or in the air?

            --------------------------------------------------------------------

            --------------------------------------------------------------------

            --------------------------------------------------------------------

H) Will pollution control equipment be required in the Leased Premises to ensure that the discharge of Contaminants or Hazardous Materials in the water system or in the air will comply with the Environmental Legislation? If so, give details and list the standards to be met Not at this time. If the nature of the operation changes this will be addressed at that time.

I) Will the business activities to be carried on in the Leased Premises necessitate the installation of an underground or surface storage tank in the Leased Premises ? If so, describe in detail the tank to be installed and material to be stored.

            No.

J) Do you intend to have a prevention training or emergency plan in place to prevent an environmental incident? If so, give details and attach a copy of the plan and training procedure.

            As a part of good business operation all HPEC employees will receive training in the appropriate areas. Since there are no materials of concern a specific environmental training plan is not required.

DATE:                                      SIGNATURE:
     -------------------                             ----------------------

                                   SCHEDULE"B"

                             PLAN OF LEASED PREMISES

                                [Insert Picture]

                                [Insert Picture]

                                   SCHEDULE"C"

                               DESCRIPTION OF LAND
                        ON WHICH THE IMMOVABLE IS ERECTED

            That certain emplacement fronting on Begin Street, known and designated as lot number TWELVE of original lot number TWO HUNDRED AND FIVE (205-12) on the said Official Plan and Book of Reference of the Parish of Saint-Laurent.

            With the one storey industrial building thereon erected bearing civic numbers 1055 to 1083 Begin Street.

                                   SCHEDULE"D"

                                   REGULATIONS

The Lessee shall observe the following provisions regulating the use and occupation of the Leased Premises and of the Common Areas:

1.          keep the windows of the Leased Premises clean;

2. promptly replace, at its expense, any cracked or broken windows by windows of the same nature and quality;

3. keep, at its expense, the Leased Premises clean and in a good state and ensure the absence of insects, rodents or other vermin;

4. keep all refuse, waste or rubbish in such containers which the Lessor deems acceptable and in a location it determines;

5.          not to place or keep any article or merchandise in the Common Areas;

6. not to permit any undue accumulation of rubbish, waste or refuse in the Leased Premises and in the Common Areas;

7. not to permit the parking of delivery vehicles in such a manner as to hinder the use of the exterior Common Areas;

8. not to use the plumbing installations for purposes other than for which they were destined and not to discard any toxic substance whatsoever therein;

9. not to use, make or keep in the Leased Premises any product, substance or contaminant which risks the Lessor of being exposed to any claim whatsoever;

10. in order to facilitate snow removal, not to park any vehicle overnight on the parking lot from the first (1st) day of November to the first (1st) day of April. Any vehicles left on the parking lot overnight shall be removed, unless prior written authorization has been given by the Lessor;

11. provide to the Lessor a list of emergency telephone numbers so that the Lessee may be contacted seven (7) days a week;

12. not to obstruct or disrupt the operation of the heating, ventilation and air conditioning systems serving the Leased Premises.

                                  SCHEDULE "E"

                                   RESOLUTION

EXCERPT OF THE MINUTES OF A MEETING OF THE DIRECTORS OF H. POWER ENTERPRISES OF CANADA INC., (THE "COMPANY") HELD THIS 17th DAY OF SEPTEMBER 1997.

IT IS RESOLVED THAT:

The Company enter into a Lease (the "Lease") with SITQ INDUSTRIAL INC., ABRIM 14 INC., 149855 CANADA INC., 149856 CANADA INC., represented by their mandatary, SITQ INC., for the premises located in 1069 Begin, St-Laurent (Quebec), the whole in accordance with a Lease which has been submitted to the meeting and that Frank Gibbard be authorized to sign the Lease on behalf of the Company and to make all modifications which he deems at his sole discretion, to be appropriate.

I, THE UNDERSIGNED, CERTIFY that the foregoing is a true copy of a resolution adopted at a meeting of the directors of H POWER ENTERPRISES OF CANADA INC., duly called and held this 17th day of September 1997.

This 17th day of September 1997.

Secretary